Exhibit 99.2
CONDITIONAL NOTICE OF OPTIONAL FULL REDEMPTION
CORELOGIC, INC.
7.25% Senior Notes due 2021
CUSIP: 21871DAC7

CONDITIONAL NOTICE IS HEREBY GIVEN pursuant to Section 3.03 of the Senior Notes Indenture, dated as of May 20, 2011 (as amended, supplemented, or otherwise modified, the “Indenture”), by and among CoreLogic, Inc., as Issuer (“CoreLogic”), the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee” and the “Paying Agent”), that, subject to the satisfaction of the Condition (as defined below), all of the Company’s outstanding 7.25% Senior Notes due 2021 (the “Notes”) have been selected for Optional Redemption pursuant to Section 3.07(d) of the Indenture on July 18, 2016 (the “Redemption Date”) at the price listed below of the principal amount (the “Redemption Price”) together with accrued and unpaid interest, if any, to the Redemption Date.

*CUSIP/ISIN	Maturity	Rate	Principal Amount	Redemption Price
21871DAC7/US21871DAC74	June 1, 2021	7.25%	$393,000,000	103.625%

The Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price. Surrender thereof can be made to the Paying Agent in the following manner:

If by Registered/Certified Mail: Wilmington Trust, National Association 246 Goose Lane, Suite 105 Guilford, CT 06437 Attn: Joseph P. O’Donnell	If by Mail or Courier Service: Wilmington Trust, National Association 246 Goose Lane, Suite 105 Guilford, CT 06437 Attn: Joseph P. O’Donnell	If by Hand: Wilmington Trust, National Association 246 Goose Lane, Suite 105 Guilford, CT 06437 Attn: Joseph P. O’Donnell
Questions regarding the redemption should be directed to the Trustee at 203-453-4130.

Unless CoreLogic defaults in paying the Redemption Price on the Redemption Date or the Condition is not satisfied and the Notes are not redeemed, interest on the principal amount designated to be redeemed shall cease to accrue on and after the Redemption Date.

IMPORTANT CONDITION

Notwithstanding any other provision contained herein, the redemption of the Notes contemplated by this notice is subject to and conditioned upon the Condition having occurred on or prior to the Redemption Date or having been otherwise satisfied or having been waived by CoreLogic. If the Condition is not satisfied or waived on or prior to the Redemption Date, this notice shall automatically terminate and CoreLogic shall provide written notice to the Trustee that the Condition was not satisfied or waived.

The Condition is for CoreLogic's sole benefit and may be asserted by CoreLogic, in its sole discretion, regardless of the circumstances giving rise to any such Condition (including any action or inaction on the part of CoreLogic). CoreLogic will have the right (but not the obligation) to waive the Condition and to redeem the Notes. CoreLogic also has the right to determine whether or not the Condition is satisfied and to terminate this conditional notice of optional full redemption if the Condition is not satisfied. CoreLogic's decision as to whether or not the Condition is satisfied will be final and binding, and the Trustee will have no right to disagree with CoreLogic's conclusions.

As used herein, “Condition” means CoreLogic 's deposit with the Trustee of funds from one or more debt financing transactions in an amount sufficient to pay the Redemption Price.

IMPORTANT NOTICE

Payments on the Notes in connection with the redemption may be subject to information reporting. In addition, such amounts may be subject to U.S. federal backup withholding tax (currently imposed at a rate of 28%) if a U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable certification requirements. U.S. holders redeeming Notes pursuant to the redemption should complete an IRS Form W-9 (available on the IRS website at www.irs.gov) and provide it together with the Notes being surrendered. A non-U.S. holder not otherwise subject to U.S. federal income or withholding tax may nonetheless be subject to U.S. federal backup withholding tax with respect to payments on the Notes in connection with the redemption, unless the non-U.S. holder provides an applicable IRS Form W-8 (available on the IRS website at www.irs.gov) or otherwise establishes an exemption from backup withholding.

*None of the Trustee, CoreLogic or the Guarantors shall be held responsible for the selection or use of the CUSIP or ISIN numbers, nor is any representation made as to their correctness or accuracy as listed in the redemption notice or printed in the Notes. It is included solely for convenience of the Holders.

By CoreLogic, Inc.
Dated: June 17, 2016